UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
FORM 8-K ___________________ CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported: March 21, 2022)
ARCHAEA ENERGY INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-39644 (Commission File Number)	85-2867266 (I.R.S. Employer Identification No.)

4444 Westheimer Road, Suite G450 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
(346) 708-8272
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	LFG	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
    Archaea Energy Inc. (the “Company”) is filing this Current Report on Form 8-K (this “8-K”) to provide certain pro forma financial information relating to the business combinations completed on September 15, 2021.

    Included as Exhibit 99.1 to this Form 8-K is the unaudited pro forma condensed combined statement of operations of the Company for the year ended December 31, 2021 and the notes related thereto (the “pro forma financial information”), giving effect to the Merger (as defined therein) as if it closed on January 1, 2021.

    The pro forma financial information has been prepared for informational purposes only and does not purport to represent what the actual results of operations of the Company would have been had the Merger closed on January 1, 2021, nor is it necessarily indicative of future results of operations. Future results may vary significantly from the results reflected because of various factors, including those discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 9.01.     Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2021 and the notes related thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 21, 2022
ARCHAEA ENERGY INC.
By:    /s/ Chad Bellah
Name:     Chad Bellah
Title:     Chief Accounting Officer